LIMITED WAIVER AND AMENDMENT TO SENIOR SECURED CONVERTIBLE
NOTES

     THIS LIMITED WAIVER AND AMEDMENT TO SENIOR SECURED CONVERTIBLE NOTES dated as of November __, 2007 (the “Waiver”), is entered into by and between Summit Global Logistics, Inc. (formerly know as Aerobic Creations, Inc.), a Delaware corporation (“ShellCo”), Maritime Logistics US Holdings Inc., a Delaware corporation (“MLI”), Summit Logistics International Inc, a New Jersey corporation (“Summit”), SeaMaster Logistics Inc., a Delaware corporation (“SeaMaster”), AmeRussia Shipping Company Inc., a Delaware corporation (“AmeRussia Shipping”), FMI International LLC, a Delaware limited liability company (“FMI International”), Fashion Marketing, Inc., a New Jersey corporation (“FM”), FMI International Corp. (West), a New Jersey corporation (“FMIW”), FMI International Corp., a New Jersey corporation (“FMII”), Freight Management LLC, a Delaware limited liability company (“FMLLC”), FMI Trucking, Inc., a New Jersey corporation (“Trucking”), FMI Express Corp., a New Jersey corporation (“Express”), Clare Freight, Los Angeles, Inc., a California corporation (“Clare”), TUG New York, Inc., a New York corporation (“TUG NY”), TUG USA, Inc., a New Jersey corporation, formerly known as Dolphin US Logistics Inc (“TUG USA”), AMR Investments Inc, a New Jersey corporation (“AMRI”), FMI Holdco I, LLC, a Delaware limited liability company (“FMI Holdco”; together with MLI, Summit, SeaMaster, AmeRussia Shipping, FM, FMI International, FMIW, FMII, FMLLC, Trucking, Express, Clare, TUG NY, TUG USA, AMRI and FMI Holdco, each individually, a “Guarantor” and collectively, “Guarantors”) and each of the Holders (as defined below). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement (as defined in the Notes).

RECITALS

      WHEREAS, ShellCo has requested that the Holders: (A) waive the Events of Default, (as defined in the Notes) if any, that occurred and are continuing (i) as a result of ShellCo's (a) failure to comply with the financial covenants set forth in Section 14(1) of the Notes (“Noteholder Financial Covenant Default”); (b) termination of the employment of the consulting firm of RAS Management Advisors, Inc and Alvarez and Marsal, Inc.; (c) failure to file an S-1 and pay any fees and or penalties resulting there from (provided nothing herein shall be deemed a waiver of the requirement to pay said fees and or penalties) or to accrue and not pay any penalty or fee; (ii)under Section 4(a)(xviii) of the Notes as a result of the occurrence of an Event of Default (as defined in the Notes) under any Other Note (as defined in the Notes) which was triggered by the occurrence of the Noteholder Financial Covenant Default (collectively, the “Existing Events of Default”); and (B) amend the Notes in certain respects to clarify the intent of the parties thereto;

     WHEREAS, the consent of each of the holders of the Notes (each individually, a “Holder” and collectively, the “Holders”) is required to waive the Existing Events of Default;

     WHEREAS, the signatures of the Holders representing at least a majority of the aggregate principal amount of the Notes now outstanding (the “Required Holders”) is required to amend the Notes as contemplated hereby; and

     WHEREAS, each of the Holders has agreed to waive the Existing Events of Default and to amend the Notes as provided herein, in each case, subject to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Waiver of Existing Events of Default. The Holders hereby waive each Existing Event of Default as of the date such Existing Event of Default occurred. This waiver is and shall be effective solely for the specific instance and purpose described herein and is not and shall not be applicable to any other Events of Default whether now existing or hereafter occurring. The Holders acknowledge and agree that all rights and remedies of Collateral Agent and Holders that arose as a result of the occurrence of the Existing Events of Default shall have no force or effect until such rights and remedies arise anew upon the occurrence of an Event of Default that does not constitute an Existing Event of Default.

     SECTION 2. Further Provisions; Amendments to Noteholder Documents. The term sheet annexed hereto as Exhibit A (the “Term Sheet”) sets forth additional terms of this Agreement, which terms are binding and effective as of the date hereof. The parties agree that the terms set forth in the Term Sheet will be reflected in amendments to, and/or amendments and restatements of, the Noteholder Documents, in form and substance satisfactory to the Noteholders (collectively, the “Amendments”), which Amendments ShellCo shall cause to be duly executed and delivered on behalf of itself and the Guarantors, as applicable, not later than 5:00 p.m., Eastern Daylight Time, Tuesday, December 4, 2007. In the event that ShellCo shall not have delivered such Amendments, so executed, to Angelo Gordon & Co., 245 Park Avenue, New York, NY 10167, by such time, then such failure shall constitute an immediate Event of Default under the Noteholder Documents.

     SECTION 3. Board of Directors Seats. Silver Oak Capital LLC shall have the right to nominate two (2) members of the ShellCo’s board of directors as it determines and the Company shall use its best efforts to cause such nominees to be appointed to the Board of Directors as soon as possible following such nomination provided that (i) each such member is independent in accordance with the NASDAQ rules regarding independence of directors (other than a result of his affiliation with any such Holder) and (ii) each such member and nomination is subject to the ShellCo’s corporate governance documents and requirements.

     Until each such member is elected to the ShellCo’s board of directors, Silver Oak Capital LLC shall have the right to nominate an observer to the ShellCo’s board of directors in lieu of that member, provided that each such observer is acceptable to the ShellCo. Notwithstanding the foregoing, Radcliffe SPC, Ltd., for and on behalf of the Class A Segregated Portfolio, shall not be entitled to participate under this Section in the nomination of an observer to ShellCo’s board of directors or in the nomination of a member to ShellCo’s board of directors.

     SECTION 4. Miscellaneous.

     (a) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, be deemed to be an amendment or modification of, or operate as a waiver of, any provision of the Noteholder Documents or any right, power or remedy thereunder,

2

nor constitute a waiver of any provision of the Securities Purchase Agreement, the Notes or any other Noteholder Document.

     (b) This Agreement may be executed in any number of counterparts (including by facsimile), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party. The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof. Whenever the context and construction so require, all words herein, in the Notes, in the Securities Purchase Agreement and in the other Noteholder Documents in the singular number shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

     (c) This Agreement, the Securities Purchase Agreement and the Notes may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Securities Purchase Agreement and/or the Notes. This Agreement shall be considered part of the Securities Purchase Agreement, Notes and other Noteholder Documents, as applicable.

     (d) This Agreement and the Noteholder Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof, may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto and supersede all other prior agreements and understandings, if any, relating to the subject matter hereof. There are no unwritten oral agreements between the parties with respect to the subject matter hereof or thereof.

     (e) The validity of this Agreement, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the choice of law provisions set forth in the Notes.

     (f) The Company shall reimburse the fees and expenses of Paul Weiss Rifkind Wharton & Garrison, LLP, counsel to Silver Oak Capital, L.L.C. in connection with the transactions contemplated by this Waiver.

     (g) ShellCo, the Guarantors, and Holders are not aware of any Event of Default other than the Existing Events of Default.

REMAINDER OF PAGE INTENTIONALLY BLANK

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Signature Page to Limited Waiver and Amendment

IN WITNESS WHEREOF, the parties have caused this Limited Waiver and Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SHELLCO:	SUMMIT GLOBAL LOGISTICS, INC. (formerly
known as Aerobic Creations, Inc.)

By:
Name:
Title:

GUARANTORS:
MARITIME LOGISTICS US HOLDINGS INC.

By:
Name:
Title:

SUMMIT LOGISTICS INTERNATIONAL INC

By:
Name:
Title:

SEAMASTER LOGISTICS INC.

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

AMERUSSIA SHIPPING COMPANY INC.

By:
Name:
Title:

FMI INTERNATIONAL LLC

By:
Name:
Title:

FASHION MARKETING, INC.

By:
Name:
Title:

FMI INTERNATIONAL CORP. (WEST)

By:
Name:
Title:

FMI INTERNATIONAL CORP.
By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

FREIGHT MANAGEMENT LLC

By:
Name:
Title:

FMI TRUCKING, INC.

By:
Name:
Title:

FMI EXPRESS CORP.

By:
Name:
Title:

CLARE FREIGHT, LOS ANGELES, INC.

By:
Name:
Title:

TUG NEW YORK, INC.

By:

Name:
Title:

Signature Page to Limited Waiver and Amendment

TUG USA, INC. (formerly known as
Dolphin US Logistics Inc)

By:
Name:
Title:

AMR INVESTMENTS INC

By:
Name:
Title:

FMI HOLDCO I, LLC
By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
SILVER OAK CAPITAL, L.L.C.

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
ALEXANDRA GLOBAL MASTER FUND
LTD

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
BAY HARBOUR MASTER, LTD.

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
BAY HARBOUR 90-1, LTD.

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
BHCO MASTER, LTD.

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
INSTITUTIONAL BENCHMARK

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
MSS DISTRESSED & OPP. 2

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
CAMOFI MASTER LDC

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
DIAMOND OPPORTUNITY FUND, LLC

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
EVOLUTION MASTER FUND LTD SPC,
SEGREGATED PORTFOLIO M

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
GOTTBETTER CAPITAL MASTER, LTD.

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
HARVEST CAPITAL, LP

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
HARVEST OFFSHORE INVESTORS,
LTD.

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
TE HARVEST PORTFOLIO, LTD.

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
JMG CAPITAL PARTNERS, LP

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
JMG TRITON OFFSHORE FUND, LTD

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
SHOSHONE PARTNERS, L.P.

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
KNOTT PARTNERS, L.P.

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
FINDERNE LLC

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
MULSANNE PARTNERS, L.P.

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
MATTERHORN OFFSHORE FUND LTD.

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
COMMONFUND HEDGED EQUITY
COMPANY

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
GOOD STEWARD TRADING CO. S.P.C.

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
RADCLIFFE SPC, LTD. FOR AND ON
BEHALF OF THE CLASS A
SEGREGATED PORTFOLIO

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
WOLVERINE CONVERTIBLE
ARBITRAGE FUND TRADING LIMITED

By:
Name:
Title:

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Anthony Marcello, Sr., individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Christopher Dombalis, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Darren Young, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Gregory DeSaye, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
James O'Neill, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Jerry Huang, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Josephine Viera, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Joseph D'Agostino, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
John Kurowski, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Joseph DeSaye, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Juan Rocio, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Kenneth Kausner, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Lucille Waldrip, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Michael DeSaye, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Michael Johnson, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Paul Gaidis, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Raymer McQuiston, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Robert Agresti, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Robert Wu, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Robert O'Neill, individually

Signature Page to Limited Waiver and Amendment
HOLDER/BUYER:
By:
Robert Lee, individually

Signature Page to Limited Waiver and Amendment

HOLDER/BUYER:
RAYMOND JAMES & ASSOCIATES, INC.

By:
Name:
Title:

EXHIBIT A – FURTHER TERMS TO BE INCORPORATED IN AMENDMENTS

1.

Reset of the Reissue Dates associated with the Change of Control Premium and the Adjustment of Conversion Price Upon Issuance of Common Stock provisions so that they each commence as of November 23, 2007.

2.	$250k amendment fee (to be paid in kind through the issuance to each of the Holders of additional Secured Convertible Notes) and reimbursement of Paul Weiss’ legal fees and expenses.

3.	Increase in the Secured Convertible Notes interest rate effective November 23, 2007 by 1.5%.

4.

Reduction of the conversion price and warrant strike price associated with all the Secured Convertible Notes to $3/share, effective November 23, 2007. Company shall have the right, without the consent of the Holders, to reduce the warrant strike price for the “pipe-holders” to $5.50.

5.	Holders consent to the filing of the Company’s 10 Q not later than the close of business on Tuesday, November 20, 2007.

6.	Financial Covenants to be reset effective November 23, 2007 per Exhibit B attached.

Exhibit B

Total Leverage Ratio

Intentionally Omitted.

Consolidated Last Twelve Months EBITDA

Applicable Period -- July 1, 2007 to period ending	Minimum EBITDA
on:
December 31, 2007	$6,525,000
March 31, 2008	$7,605,000
June 30, 2008	$10,170,000

Applicable Period -- Last twelve (12) consecutive months ending:
September 30, 2008	$12,330,000
December 31, 2008	$12,600,000
March 31, 2009	$13,050,000
June 30, 2009	$13,275,000
September 30, 2009	$13,725,000
December 31, 2009	$14,175,000
March 31, 2010	$14,400,000
June 30, 2010	$14,400,000
September 30, 2010	$14,400,000
December 31, 2010	$14,400,000
March 31, 2011	$14,400,000
June 30, 2011	$14,400,000
September 30, 2011	$14,400,000

Fixed Charge Coverage Ratio

Applicable Period -- July 1, 2007 to period	Fixed Charge Coverage Ratio
ending on:
December 31, 2007	0.6525 : 1.00
January 31, 2008	0.5625 : 1.00
February 29, 2008	0.5625 : 1.00
March 31, 2008	0.5400 : 1.00
April 30, 2008	0.4500 : 1.00
May 31, 2008	0.4500 : 1.00
June 30, 2008	0.5400 : 1.00

Applicable Period -- Last twelve (12) consecutive months ending on:
July 31, 2008	0.4500 : 1.00
August 31, 2008	0.4500 : 1.00
September 30, 2008	0.6300 : 1.00
October 31, 2008	0.5400 : 1.00
November 30, 2008	0.5400 : 1.00
December 31, 2008	0.6300 : 1.00
March 31, 2009	0.6300 : 1.00
June 30, 2009	0.5850 : 1.00
September 30, 2009	0.5850 : 1.00
December 31, 2009	0.6300 : 1.00
March 31, 2010	0.6750 : 1.00
June 30, 2010	0.7200 : 1.00
September 30, 2010	0.7650 : 1.00
December 31, 2010	0.8100 : 1.00
March 31, 2011	0.8550 : 1.00
June 30, 2011	0.9000 : 1.00
September 30, 2011	0.9000 : 1.00